                                                                    EXHIBIT 3.17
                                                                    ------------


[SEAL]

                            CERTIFICATE OF MERGER --

                         MISSOURI CORPORATION SURVIVING

WHEREAS, Articles of Merger of the following corporations:

Name of Corporations    AYERS PLASTICS COMPANY, INC. (00111807) INTO
                        --------------------------------------------------------
VARIFORM PLASTICS INC.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Organized and Existing Under Laws of MISSOURI
                                     -------------------------------------------

have been received, found to conform to law, and filed.

NOW, THEREFORE, I, JAMES C. KIRKPATRICK, Secretary of State of the State of Missouri, issue this Certificate of Merger, certifying that the merger of the aforenamed corporations is effected, with VARIFORM PLASTICS INC. as the surviving corporation.

SEAL IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the GREAT SEAL of the State of Missouri, at the City of Jefferson, this 28TH day of FEBRUARY, 1977.

                                                /s/ James C. Kirkpatrick
                                                ------------------------
                                                      SECRETARY OF STATE





RECEIVED OF:    VARIFORM PLASTICS INC.

         THREE AND NO/100 Dollars, $3.00

For Credit of General Revenue Fund, on Account of Amendment Fee.

No.  00111906

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[SEAL]


THE HONORABLE JAMES C. KIRKPATRICK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MISSOURI  65101

         Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned certify the following:

         1. That Variform Plastics Inc., a Missouri corporation, and Ayers Plastics Company, Inc., a Missouri corporation, are hereby merged and that the above-named Variform Plastics Inc. is the surviving corporation.

         2. That the Board of Directors of Variform Plastics Inc. met on the 21st day of February, 1977, and by resolution adopted by a majority vote of the members of such Board approved the Plan of Merger set forth in these Articles.

         3. That the Board of Directors of Ayers Plastics Company, Inc. met on the 21st day of February, 1977, and by resolution adopted by a majority vote of the members of such Board approved the Plan of Merger set forth in these Articles.

         4. That there are issued and outstanding 1000 shares of stock of Variform Plastics Inc.

         5. That there are issued and outstanding 1700 shares of stock of Ayers Plastics Company, Inc.

         6. That the Plan of Merger thereafter was submitted to a vote at the special meeting of the shareholders of Variform Plastics Inc. held on the 21st day of February, 1977, at Kansas City, Missouri, and at such meeting there were 1000 shares entitled to vote and 1000 shares voted in favor and no shares voted against said Plan.

         7. That the Plan of Merger thereafter was submitted to a vote at the special meeting of the shareholders of Ayers Plastics Company, Inc., held on the 21st day of February, 1977, at Kansas City, Missouri, and at such meeting there were 1700 shares entitled to vote and 1700 shares voted in favor and no shares voted against said Plan.

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[SEAL]


are not amended.

         IN WITNESS WHEREOF, these Articles of Merger have been executed by the aforementioned corporations as of the day and year hereafter acknowledged.



                                    VARIFORM PLASTICS INC.


                                    By  /s/ Ralph L. Ayers
                                        ---------------------------------------
                                        Ralph L. Ayers, President



ATTEST:


/s/ Marilyn M. Ayers
-------------------------------
Marilyn M. Ayers, Secretary



                                    AYERS PLASTICS COMPANY, INC.


                                    By  /s/ Ralph L. Ayers
                                        ---------------------------------------
                                        Ralph L. Ayers, President



ATTEST:

/s/ Marilyn M. Ayers
-------------------------------
Marilyn M. Ayers, Secretary



STATE OF MISSOURI       )
                        :   ss.
COUNTY OF JACKSON       )

         I, the undersigned notary public, do hereby certify that on this 22ND day of February, 1977, personally appeared before me Ralph L. Ayers and Marilyn
M. Ayers, who, being by me first duly sworn, declared that they are the President and Secretary respectively of Variform Plastics Inc., that they signed the foregoing document as

[SEAL]


President and Secretary of the corporation, and that the statements therein contained are true.

                                    /s/ Beulah L. Bambery
                                    -------------------------------------------
                                    Notary Public
                                    Beulah L. Bambery


My Commission expires
My Commission Expires: 1/3/78

-------------------------------

[SEAL]


STATE OF MISSOURI       )
                        :   ss.
COUNTY OF JACKSON       )

         I, the undersigned notary public, do hereby certify that on this 22ND day of February, 1977, personally appeared before me Ralph L. Ayers and Marilyn
M. Ayers, who, being by me first duly sworn, declared that they are the President and Secretary respectively of Ayers Plastics Company, Inc., that they signed the foregoing document as President and Secretary of the corporation, and that the statements therein contained are true.

                                    /s/ Beulah L. Bambery
                                    -------------------------------------------
                                    Notary Public
                                    Beulah L. Bambery


My Commission expires
My Commission Expires: 1/3/78
-------------------------------



                                        FILED AND CERTIFICATE
                                        ISSUED
                                        FEB 28 1977
                                        /s/ _______
                                        Corporation Dept. SECRETARY OF
                                        STATE